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                                                                  EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Anchor Gaming on Form S-3 of our report dated August 4, 1995 appearing in the Annual Report on Form 10-K of Anchor Gaming for the year ended June 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Las Vegas, Nevada
May 6, 1996